Exhibit 99.1

GENERAL MOLY ANNOUNCES CLOSING OF EXCHANGE OFFER
FOR OUTSTANDING NOTES DUE IN 2019 AND RELATED SUBSCRIPTION OFFERING

LAKEWOOD, COLORADO, January 2, 2020 — General Moly, Inc. (General Moly or the “Company”) (NYSE American and TSX: GMO), the only western-exchange listed, pure-play molybdenum (“moly”) mineral development company, announced that on December 27, 2019, the Company closed the private offer to exchange (the “Exchange Offer”) its outstanding 10% Senior Convertible Promissory Notes and 10% Senior Promissory Notes both due December 26, 2019 (together, the “Old Notes”), for units consisting of its newly issued 12% Senior Promissory Notes due December 26, 2022 (the “Exchange Notes”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), upon the terms and subject to the conditions set forth in the confidential Offer to Exchange and Subscription Offer dated November 27, 2019 (together with the related offering documentation provided therewith, the “Offering Documents”).  (See new release dated November 27, 2019)

Eligible holders tendered Old Notes with an original principal amount of $6.89 million of the total outstanding of $7.25 million, representing 95% of the outstanding, in the Exchange Offer.  For each $1 principal amount of, and accrued and unpaid interest on, Old Notes tendered and accepted by the Company, one unit consisting of $1 principal amount of Exchange Notes and one Warrant was settled.  The Exchange Notes bear interest at an initial rate of 12% per annum. Interest on the Exchange Notes will be paid on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2020. The Exchange Notes will mature on December 26, 2022, unless otherwise earlier redeemed.  Each Warrant is exercisable for one share of Common Stock at a price of $0.35 per share for a period of three years.  One Warrant was issued for each dollar of original principal amount of, and accrued and unpaid interest on, Old Notes exchanged for Exchange Notes for a total of 7.2 million Warrants issued.

The Company paid at maturity the unpaid principal and all accrued and unpaid interest in the approximate amount of $368,000 to those eligible holders that elected not to participate in the Exchange Offer.  The original principal amount of Old Notes paid at maturity represented approximately 5% of the total outstanding.  The maturity date was December 26, 2019.

New 13% Senior Promissory Notes due December 2022

The Company is also pleased to announce that certain eligible holders who tendered their Old Notes in the Exchange Offer (“Participating Holders”) also elected to participate in the accompanying Subscription Agreement, to purchase (the “Subscription Offer”) 13,355 units for $100 each, consisting of its newly issued 13% Senior Promissory Notes due 2022 (the “Supplemental Notes”) and accompanying Warrant, including participation by the largest Old Noteholder investor, as well as the Company’s CEO, Bruce Hansen.  (See news release dated November 12, 2019).  One Warrant was also issued for each dollar invested in the Supplemental Notes.  The Warrants have an exercise price of $0.35 per share and have a three-year term.  The Participating Holders increased their respective note investment by approximately 20% as additional consideration for the Supplemental Notes, resulting in approximately $1.34 million of new capital to the Company.

Bruce D. Hansen, Chief Executive Officer, said, “We appreciate the continued support of the Participating Holders and their election to participate in the Exchange Offer, and of those holders who also participated in the Subscription Offer.  With the close of these offerings, the new Exchange Notes and Supplement Notes will mature in December 2022.  Along with the further net capital, of nearly $1 million raised in the Supplemental Offering, we continue to underscore the economic appeal of the fully permitted and construction ready Mt. Hope Project and are continuing to pursue strategic alternatives including opportunities to raise incremental additional capital.  We believe that the ongoing investment support made by our management team and board of directors provides a strong statement of backing for the future prospects of General Moly.”

The Exchange Offer, the issuance of the Exchange Notes and Warrants, the Subscription Offer and the issuance of the Supplemental Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws.  Only eligible holders were authorized to receive or review the Offering Documents or to participate in the Exchange Offer, and only Participating Holders were eligible to participate in the Subscription Offer.

Neither the Exchange Notes nor the Subscription Offer were offered or sold in the United States or to or for the account or benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Neither the Exchange Offer nor the Subscription Offer were made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This news release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to purchase any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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About General Moly

General Moly is a U.S.-based, molybdenum mineral exploration and development company listed on the NYSE American, recently known as the NYSE MKT and former American Stock Exchange, and the Toronto Stock Exchange under the symbol GMO. The Company’s primary asset, an 80% interest in the Mt. Hope Project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with the Company’s wholly-owned Liberty Project, a molybdenum and copper property also located in central Nevada, General Moly’s goal is to become the largest primary molybdenum producer in the world.

Molybdenum is a metallic element used primarily as an alloy agent in steel manufacturing.  When added to steel, molybdenum enhances steel strength, resistance to corrosion and extreme temperature performance. In the chemical and petrochemical industries, molybdenum is used in catalysts, especially for cleaner burning fuels by removing sulfur from liquid fuels, and in corrosion inhibitors, high performance lubricants and polymers.

Contact:

Scott Roswell

(303) 928-8591

info@generalmoly.com
Website: www.generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to availability of cash to continue ongoing operations, availability of insurance, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, reclamation risks, political, operational and project development risks, ability to maintain required federal and state permits to continue construction, and commence production of molybdenum, copper, silver, lead or zinc, ability to identify any economic mineral reserves of copper, silver, lead or zinc; ability of the Company to obtain approval of its joint venture partner at the Mt. Hope Project in order to mine for molybdenum, copper, silver, lead or zinc, ability to raise required project financing or funding to pursue an exploration program related to potential copper, silver lead or zinc deposits at Mt. Hope, ability to respond to adverse governmental regulation and judicial outcomes, and ability to maintain and /or adjust estimates related to cost of production, capital, operating and exploration expenditures.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.